UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2015 (October 7, 2015)

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                Submission of Matters to a Vote of Security Holders.

On October 7, 2015, the Registrant held its Annual Meeting of Stockholders. The stockholders (1) elected three Class II Directors to the Registrant’s Board of Directors to serve until the 2018 Annual Meeting of Stockholders or until their respective successors, if any, have been duly elected and qualified, (2) approved the adoption of the Isle of Capri Casinos, Inc. Second Amended and Restated 2009 Long-Term Incentive Plan and (3) ratified the Audit Committee’s selection of Ernst  & Young, LLP as the Registrant’s independent registered public accounting firm for the 2016 fiscal year.

1.              The stockholders elected three Class II Directors to the Registrant’s Board of Directors, with voting as follows:

	Votes
Election of Directors	FOR	WITHHELD
Bonnie Biumi	33,531,558	910,878
Jeffrey D. Goldstein	30,593,227	3,849,209
Virginia McDowell	33,164,241	1,278,195

There were 3,079,597 broker non-votes.

2.              The stockholders approved the adoption of the Isle of Capri Casinos, Inc. Second Amended and Restated 2009 Long-Term Incentive Plan, with voting as follows: 24,629,881 for, 9,758,625 against, 53,930 abstaining, 3,079,597 broker non-votes.

3.              The stockholders ratified the selection of Ernst & Young, LLP as the Registrant’s independent registered public accounting firm for the 2016 fiscal year, with voting as follows: 37,343,588 for, 132,777 against, 45,668 abstaining, 0 broker non-votes.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Isle of Capri Casinos, Inc. Second Amended and Restated 2009 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: October 9, 2015	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Number	Exhibit

10.1	Isle of Capri Casinos, Inc. Second Amended and Restated 2009 Long-Term Incentive Plan